Exhibit (c)(7)

Confidential

Presentation to the Board of Directors of

CONGO

NOVEMBER 12, 2001

CREDIT SUISSE FIRST BOSTON

TABLE OF CONTENTS

MARKETING PROCESS - COMMUNITY CENTERS

TIMELINE OF EVENTS - COMMUNITY CENTERS

FEBRUARY 26, 2001

Board meeting. Discussion included Community Center strategy

MARCH 5, 2001

Congo expands role of CSFB to include Community Centers

APRIL 2, 2001

Conference call to discuss Community Center projections

APRIL 3, 2001

Began sending Confidentiality Agreements to Potential Bidders

MAY 20, 2001

ICSC. Meeting with Community Center buyers

MAY 31, 2001

Began sending Executive Summary Offering Memorandum (1st book on Community Centers)

JUNE 9, 2001

Began sending Property Detail Offering Memorandum (2nd book on Community Centers)

JUNE 29, 2001

Began receiving preliminary indications of interest

WEEK OF JULY 16TH

CSFB commences a round of conference calls with bidders to further discuss their proposals

JULY 20, 2001

Requested bids for Towne Centre, Mount Pleasant, SC, from prospects interested in purchasing the asset

JULY 25, 2001

Meeting with Special Committee to review bids and preliminary valuation

JULY 30, 2001

Meeting with Lazard Freres to discuss property by property issues

TIMELINE OF EVENTS

- **AUGUST 1, 2001**

  CSFB and Lazard Freres met in North Carolina to discuss property/leasing issues with Management Team

- **WEEK OF AUGUST 6TH**

  CSFB and Lazard visited Community Center properties

- **WEEK OF AUGUST 13TH**

  Updated bidders as to the Process and structure of the Transaction

- **AUGUST 22, 2001**

  Board Meeting. Presentation included discussion of Community Center marketing process, valuation and industry trends

- **SEPTEMBER 5, 2001**

  CSFB met with Lazard and Special Committee to discuss potential transaction structures

- **SEPTEMBER 25, 2001**

  Closing of the sale of the Outlet Portfolio to Chelsea Property Group

- **OCTOBER 5, 2001**

  Sent bidders a final bid request letter along with a new Offering Memorandum containing corporate information (3rd book on Community Centers)

- **WEEK OF OCTOBER 22ND**

  Bidders visited Congo for due diligence discussions

- **NOVEMBER 1, 2001**

  Final Bids due for Company transaction

- **WEEK OF NOVEMBER 5TH**

  CSFB begins calling bidders to clarify offers and to encourage others to submit proposals

CREDIT SUISSE FIRST BOSTON

EVALUATION PROCESS SUMMARY

CSFB has summarized below the marketing process undertaken for the Company.

Bid Process

- **CSFB targeted and called 128 prospects for the Community Center Portfolio**
- **Of the parties targeted, 103 parties were sent Confidentiality Agreements ("CA") beginning April 3, 2001**
- **100 Executive Summaries of the Community Center Portfolio were sent beginning May 31, 2001**
- **58 parties executed the CA and were sent more detailed property information beginning June 9, 2001**
- **21 indications of interest were received beginning on June 29, 2001**
  - 13 bids were received for the entire portfolio
  - 4 bids were received for part of the portfolio
  - 4 letters were received describing general interest without pricing
- **8 parties were sent a letter requesting final bids on October 5, 2001**
  - Proposals were requested for the Company and/or the Community Center Portfolio
- **The bid request letter specified, in detail, the process that the bidders were to take, including a request that they conduct <u>extensive due diligence</u> as part of their final offer**
  - Asset level due diligence including review of cash flows, debt, physical, environmental, title, etc.
  - Company level due diligence including review of corporate records, employee matters, financial information, operations, etc.
  - CSFB spent significant time educating the bidders on the process, the assets and the Company

INDICATIONS OF INTEREST

CSFB received preliminary indications of interest with pricing from 17 prospects regarding the Community Center Portfolio. Of those, eight were invited to submit final bids.

COMMUNITY CENTER PORTFOLIO

IRT Property Company	Lend Lease Real Estate Investments	Price Enterprises/Excel Legacy
New Plan Excel Realty Trust	Kramont Realty Trust	Faison Capital Advisors
Equity Investment Group	Kimco Realty Corporation	Sterling Centre Corp.
Inland Real Estate Acquisitions	Archon Group (Goldman, Sachs & Co.)	Stoltz Management
Equity One		

SELECT NUMBER OF PROPERTIES

Coventry Real Estate Partners	The Crosland Group	Sin Fin Corporation
S&S Management/Perrine & Wheeler		

FINAL BIDDERS

IRT Property Company	Equity One	Archon Group (Goldman, Sachs & Co.)
New Plan Excel Realty Trust	Kramont Realty Trust	Price Enterprises/Excel Legacy
Equity Investment Group	Kimco Realty Corporation	

SUMMARY OF BIDDER INTEREST

Final bids were requested from the eight parties that had higher indications of value combined with the ability and capacity to close a transaction.

- **Of the eight invited bidders, acquisition proposals were received from four: Kenya, Cameroon, Angola and Ethiopia. CSFB spent extensive amounts of time educating all final bidders as to the process and the Company**

  Of the four, **Kenya** has conducted considerable due diligence and hired financial and legal advisors

  Cameroon initially indicated that it would not participate in the process; however, they eventually bid for the community center assets only, having performed limited due diligence

  Angola has performed a thorough review of the assets but did not meet with management

  Ethiopia, after having been included in the process for a long period of time, did not pursue the transaction aggressively but eventually submitted a bid on the community center assets

- **Ivory Coast is presently negotiating with two equity partners including GE and a high net worth individual regarding the creation of an off balance sheet venture to acquire Congo**

  Ivory Coast performed extensive due diligence including having visited the properties and reviewed rent rolls, sales figures, capex requirements, environmental, structural, leasing, loans, etc.

SUMMARY OF BIDDER INTEREST

A number of bidders withdrew from the process after having spent considerable time reviewing the Company.

- **After reviewing each individual asset, Price Legacy indicated that they are "unwilling to purchase this portfolio at the present time in its current condition"**

  A team of their analysts reviewed the assets with the sustainability of NOI in mind focusing on location, ability to retain tenants, ability to fill vacancies, market rents, demographics, growth and potential return on investment

  They rated 65% of the portfolio as either grade "C" or "D"

  They would entertain an arrangement to take the property management, leasing and redevelopment responsibilities while retaining an option to purchase the Company

- **After reviewing each asset and spending a day with management on October 25th, New Plan Excel decided that they were no longer interested in the Company**

  New Plan Excel, partnered with Transwestern, performed extensive due diligence (having been involved in the process since the beginning of the Outlet Portfolio sale) including having visited the properties and reviewed rent rolls, sales figures, capex requirements, environmental, structural, leasing, loans etc.

- **Equity One, on October 23rd, decided that they would not pursue the acquisition of the Company**

  They indicated that they were looking at other opportunities in the sector

COMMUNITY CENTER BIDS

BID SUMMARY

Four final bids were received for consideration.

	KENYA	CAMEROON	ANGOLA	ETHIOPIA
Bid Type	Share Bid	Asset Bid	Asset Bid	Asset Bid
Tender	Cash & Stock	Cash	Cash	Cash
Bid - 37 Community Centers	$304.7 million (1)(2)	$300.2 million	$285.8 million	$275 million
Bid - Company	$310.1 million (1)	NA	NA	NA
Bid - Equity	$59.1 million (1)	NA	NA	NA
Due Diligence	45 days	60 business days	60 days	NA
Closing	30 days	30 business days	15 days	NA
Contingencies	Specific contingencies related to the Company's cash balance, assets for sale, joint ventures, etc.	Open ended right to back out of transaction for any reason over the 60 day due diligence period	Open ended right to back out of transaction for any reason over the 60 day due diligence period. Contingencies related to structural repairs, deferred maintenance or environmental remediation	NA
Financing	Cash to come from line of credit with $18.5 million availability plus cash on Congo's balance sheet	Line of Credit	Cash from Financial Sponsor	NA
Total Timing	75 days	90 business days (116 days)	75 days	NA

(1) Subject to the assumptions and contingencies further described on the following pages.
(2) Includes $4.25 million of value for outparcels. This bid represents a price of $312.5 million for the portfolio of 38 assets described in previous board meetings if we add $7.5 million for Shoreside (sold by Company).

CREDIT SUISSE FIRST BOSTON

NUMERICAL BID SUMMARY

BIDS

($ in millions, except per share amounts)

	Kenya (1)	Cameroon	Angola	Ethiopia
Real Estate				
37 Community Center	$300.40	$300.20	$285.8	$275.00
Las Vegas	8.05	NA	NA	NA
Nashville	5.60	NA	NA	NA
Carolina Bay, Net	5.70	NA	NA	NA
RMC	0.00	NA	NA	NA
Outparcels	4.25	NA	NA	NA
Total Other Real Estate (2)	23.6	NA	NA	NA
Total Real Estate Value	$324.00			
Unrestricted Cash (3)	$5.00			
Other Assets				
Account Receivable	5.00			
Restricted Cash	6.50			
Note Receivable	0.50			
Other Assets	$12.00			
Other Liabilities				
Security Deposits	1.00			
Taxes Owed	4.50			
Severence - Already Departed	1.15			
Outstanding Litigation	3.00			
Property Payables	4.67			
Other	0.68			
Other Liabilities	$15.00			
Liabilities				
Deferred Repairs and Maintenance	$2.70			
NPV of Lease Obligations	$1.50			
Transaction Costs				
Severence Reserve	2.50			
Loan Assumption	1.50			
Congo Fees	2.20			
Fees & Expenses	5.50			
Transactions Costs	$11.70			
Company Price	$310.10			
Assumption of Debt	$251.00			
Shareholder Value	$59.10			

(1) Represent Kenya's Analysis of their bid. All numbers are Kenya's original numbers.
(2) Kenya assumes that these assets are sold prior to closing (except for outparcels).
(3) Kenya assumes that this will be the unrestricted cash balance at closing.

CREDIT SUISSE FIRST BOSTON

BID COMPARISON SUMMARY

BID ANALYSIS

($ in millions, except per share amounts)

	Kenya (1)(2)	Cameroon (1)(2)	Angola (1)(2)	Ethiopia (1)(2)
Real Estate				
37 Community Center	$300.40	$300.20	$285.8	$275.00
Las Vegas	10.00	10.00	10.00	10.00
Nashville	5.60	5.60	5.60	5.60
Carolina Bay, Net	5.70	5.70	5.70	5.70
RMC	1.00	1.00	1.00	1.00
Outparcels	4.25	0.0	0.0	0.0
Total Other Real Estate	$26.55	$22.30	$22.30	$22.30
Total Real Estate Value	$326.95	$322.50	$308.07	$297.30
Unrestricted Cash	$14.98	$14.98	$14.98	$14.98
Other Assets				
Account Receivable	$5.19	$5.19	$5.19	$5.19
Restricted Cash	7.98	7.98	7.98	7.98
Note Receivable	0.50	0.50	0.50	0.50
Other Assets	$13.67	$13.67	$13.67	$13.67
Other Liabilities	$15.88	$15.88	$15.88	$15.88
Liabilities				
Deferred Repairs and Maintenance	$2.70	$0.00	$0.00	$0.00
Lease Obligations	$0.50	$0.50	$0.50	$0.50
Transaction Costs				
Severence	$2.50	$3.50	$3.50	$3.50
Loan Assumption	1.50	10.00	10.00	10.00
Congo Fees	2.20	2.20	2.20	2.20
Fees & Expenses	5.50	4.50	4.50	4.50
Transactions Costs	$11.70	$20.20	$20.20	$20.20
Company Price	$324.83	$314.58	$300.15	$289.38
Assumption of Debt	250.94	250.94	250.94	250.94
Shareholder Value	$73.89	$63.64	$49.21	$38.44
Preferred Stock Hypothetical	5.00	19.52	19.52	19.52
Common Stock Proceeds	$68.89	$44.12	$29.69	$18.92
Additional Deferred Maintenance	5.07	7.77	7.77	7.77
Adj. Common Stock Proceeds	$63.82	$36.35	$21.92	$11.15

(1) **Based on assumptions as discussed with Congo.**

(2) **Many balances are based on the 9/30/01 balance sheet. Relative balances are not expected to differ materially.**

Note: Highlighted numbers reflect possible adjustment to Kenya's bid based on CSFB and Company assumptions.

CREDIT SUISSE FIRST BOSTON

BID COMPARISON SUMMARY

The two most viable proposals are similar in asset pricing; however Kenya's offers a higher degree of certainty and lower costs and frictions to Congo.

	KENYA	RECOMMENDATION	CAMEROON
Community Center Bid (1)	$304.7	←	$300.2
Company Bid	$310.1	←	NA
Financing	• Cash from Line of Credit & Stock	Push	• All Cash
Work Performed	• Extensive	←	• Preliminary
Due Diligence Remaining	• Moderate	←	• Extensive
Timing	• 75 days total	←	• 90 business days (approx. 116 days)
Contingencies	• Detailed assumption - reflects work	←	• Unclear except for due diligence
Debt Issues	• Lower cost of entity transaction	←	• Higher cost of asset sale - prepayment
Preferred Stock	• Preferred could be rolled over in an entity transaction	←	• A liquidation entitles preferred to liquidation preference
Approvals	• Board approval required	→	• Board approval may not be necessary
Flexibility	• May do all cash transaction	←	• Not interested in Stock or Company deal
Closing Probability	• High	←	• Low
Recommendation	• Has performed extensive work • Lower cost of entity transaction • Higher probability of closing	←	• Performed less work • Costly to liquidate Company • Less certainty of closing

(1) Includes value for outparcels.

CREDIT SUISSE FIRST BOSTON

KENYA PROPOSAL

Kenya's proposal reflects the significant effort that was spent evaluating the Company. CSFB spent considerable time educating Kenya as to the process, assets and Company, including numerous meetings and conversations with the CEO and Director of Acquisitions.

- **Second Round Bid: $310.1 million for the Company**

  Applied a value of $300.4 million to the 37 community center properties. Additional $4.25 million value for outparcels

  The equity value of $59.1 million is for all of the equity with the common and preferred split yet to be determined

  Tender is a combination of cash and stock

- **Assumptions**

  The Company is expected to make capital expenditures to maintain operation of properties as disclosed by Congo

  The Company's three joint ventures, Atlantic Realty, Park Place and Falls Pointe will be owned 100% by the Company at closing. Otherwise the offer will be adjusted

  Las Vegas, Nashville and Carolina Bay will be sold prior to closing for the pricing assumed. Otherwise assets need to be underwritten

  RMC will be sold prior to closing

  The Company shall have a minimum balance of $5 million at closing

  The increase by the Company of its 401K Fiduciary Insurance Coverage to comply with regulations

  The Company shall extend its Employee Practice Liability Insurance for at least two years

  Total combined transaction costs in excess of $11.7 million shall reduce offer price

KENYA PROPOSAL

- **Financing**

  Kenya intends to draw on its line of credit by $18.5 million to fund the cash portion of its bid proposal

  To the extent that Congo has cash on its balance sheet, Kenya would be able to fund additional cash payments

  They intend to pay the remainder of the bid in Kenya stock

  They have indicated the potential availability of additional cash to fund the entire transaction

- **Timing**

  Due diligence of 45 days after signing Agreement

  Closing is expected to occur 30 days after expiration of due diligence period

- **Personnel**

  Their intention is to retain the majority of Congo's management and operational personnel following the transaction

KENYA PROPOSAL

▸ Due Diligence

To date Kenya has visited the assets, reviewed third-party reports and spent two days with management

- Kenya has performed extensive due diligence including having visited the properties and reviewed rent rolls, sales figures, capex requirements, environmental, structural, leasing, loans, etc.
- During discussion with management, Kenya made a point of covering all the issues outlined in our bid request letter

Acquirer estimates 30 days to sign Definitive Purchase Agreement and will earnestly begin due diligence immediately

- Property cash flow projections
- Environmental issues, especially "existing conditions" and "underground storage tanks" included in the Company's environmental insurance carve outs
- Historical and current operating and capital expenditure budgets
- Such financial and other information reasonably requested by Kenya

Contract Due Diligence Period of 45 days after signing of Agreement

- Title, survey, environmental and engineering due diligence
- Confirm the financial information based on the actual leases, review property operations
- Obtain final board approval
- Rent rolls, anchor leases and lease abstracts

KENYA PROPOSAL

Kenya's proposal offers a high degree of certainty and lower costs and frictions to Congo.

Advantages

- Credible buyer with capital available
- Potential upside through:
  - Achievement of operating synergies
  - Greater tenant diversity
  - Geographic focus
- Kenya has performed substantial due diligence
- Willing to purchase the entity
- Offer is a combination of cash and stock allowing some retention of potential upside
- Larger market cap and greater liquidity typically results in higher multiple
- Kenya has familiarity with Congo's markets
- Likely to gain required lender and other approvals

Disadvantages

- Offer price is contingent on sale of two remaining outlets, Carolina Bay and RMC
- Unclear currently as to percentage between stock and cash
- Have not yet committed to a definitive price per share (i.e. several moving parts)

Implications

- Provides greater degree of certainty of offers received to date
- Need to sort out moving parts to determine per share value
- Kenya intends to retain the majority of Congo's management and key personnel
- Need to negotiate valuation of convertible preferred
- Assumes that CVR's will be addressed by Congo prior to a transaction

CAMEROON PROPOSAL

Cameroon's bid is vague and reflects a standard proposal letter despite specific bid instructions and numerous meetings with senior management including the Vice Chairman/Chief Investment Officer, the Executive Vice President and the Director of Acquisitions.

- **Second Round Bid: $300.2 million for Community Centers**

  Did not bid for the Company

  Did not value Millpond Office - Discussion of possible earnout

  Valued Falls Pointe and Park Place at 50%

  Prefer to pay cash for assets

- **Assumptions**

  Bid is subject to confirmation of value

  Any transfer taxes, the ALTA title insurance premiums, and the premiums for endorsements and recording fees shall be paid by Congo

  The ALTA additional premium shall be paid by Buyer

  All other closing costs shall be divided between the Buyer and Seller according to local custom

  All costs with regard to assumption fees and prepayment of the existing loan (if any) shall be paid by the Seller

- **Financing**

  Cash for Assets. Cash to come from line of credit

- **Timing**

  Buyer shall have 60 business days after Seller's execution of the Purchase Agreement to determine in its sole discretion whether the Portfolio supports the proposed purchase price

  Closing is 30 business days following expiration of Review Period

CAMEROON PROPOSAL

- **Due Diligence**

To date Cameroon has visited some assets but has not met with management

- Cameroon is familiar with the Company's assets and markets
- Cameroon has performed due diligence including review of rent rolls, sales figures, capex requirements, leasing, loans, etc.

Due diligence is 60 business days

- Review and approval of leases
- Review and approval of title. ALTA extended coverage preliminary title report
- Review and approval of current ALTA survey of the properties certified by duly licensed surveyor
- Review of the income and expenses to the ownership and operation of the properties
- Review of all documents evidencing encumbrances, service contracts, certificates of occupancy, permits, environmental, subdivision, zoning, insurance policies, warranties and other property documents
- Inspection of properties by engineers and architects selected by buyer
- Review of physical condition
- Verification of compliance with laws: zoning, subdivision, land use, redevelopment, energy, environmental, building and other governmental requirements applicable to the use, maintenance and occupancy of properties
- Confirmation of no condemnation
- Legal review of leases, contracts, service agreements, closing documents, title, certificates of occupancy
- Review of most recently available tax bills
- Review of all actions, suits and legal or administrative proceedings affecting the properties

CAMEROON PROPOSAL

Cameroon is a large well-capitalized buyer but has been less aggressive.

Advantages

- Well-capitalized buyer
- Shareholders get cash payout
- Experience acquiring portfolio assets for cash consideration

Disadvantages

- Asset bid leaves Company to deal with numerous issues
- Offer has multiple contingencies
- No value for Millpond Office
- Requires liquidation of remainder of the Company which will be costly
  - Debt assumption fees
  - Preferred liquidation issue

Implications

- Due diligence risk
- Need for company to liquidate remaining assets and reserve for contingent liabilities

ANGOLA PROPOSAL

- **Second Round Bid: $285.8 million for Community Centers**

  Did not bid for the Company

  Valued Millpond Office at $1.9 million and are willing to exclude Millpond Village from transaction

  Cash consideration for assets

- **Assumptions**

  Bid is subject to confirmation of value

  Purchaser's pricing does not take into account additional capital items such as structural repairs, deferred maintenance or environmental remediation.

  Any transfer taxes, cost of owner's title insurance, and fees to Credit Suisse First Boston shall be paid by Congo

  Each party will be responsible for its own legal fees

  All costs with regard to assumption fees and prepayment of the existing loan (if any) shall be paid by the Seller

- **Financing**

  Cash for Assets. Cash to come from Financial Sponsor

- **Timing**

  Buyer shall have 60 days after Seller's execution of the Purchase Agreement to determine in its sole discretion whether the Portfolio supports the proposed purchase price

  Closing is 15 days following expiration of Review Period

ANGOLA PROPOSAL

► **Due Diligence**

To date Angola has visited some assets but has not met with management

- Angola is familiar with the Company's assets and markets
- Angola has performed due diligence including review of rent rolls, sales figures, capex requirements, leasing, loans etc.

Due diligence is 60 days

- Structural, engineering and environmental studies and inspections
- Conduct full property inspections
- Review leases, title, survey and local law compliance
- Review service contracts
- Review books and records
- Review loan document
- Review other pertinent documents

ANGOLA PROPOSAL

Angola is a well-capitalized buyer but has been less aggressive.

Advantages

- Well-capitalized buyer
- Shareholders get cash payout
- Experience acquiring assets for cash consideration

Disadvantages

- Asset bid leaves Company to deal with numerous issues
- Offer has multiple contingencies
- Requires liquidation of remainder of the Company which will be costly
  - Debt assumption fees
  - Preferred liquidation issue

Implications

- Due diligence risk
- Need for company to liquidate remaining assets and reserve for contingent liabilities

ETHIOPIA PROPOSAL

Ethiopia's bid had very few specifics.

► **Second Round Bid: $275 million for the Community Center Assets**

Bid proposal was stated as a range

They stated that they took into consideration recent changes in the portfolio as well as the investment climate

LIBERIA PROPOSAL

Liberia is not willing to acquire the portfolio at this time in its current condition.

- **Second Round Bid: Unwilling to purchase portfolio at the present time in its current condition**

  May be willing to entertain an arrangement where they take the property management, leasing and redevelopment responsibilities of the portfolio while retaining an option to purchase the company at a future date

  They would use best efforts to upgrade the portfolio and sell those properties which are not viewed as core holdings with the hope of purchasing the Company with its remaining properties in the future.

  Would expect to participate in the profits above a certain threshold on those properties sold and have an option to purchase the unsold properties in the future

- **Assumptions**

  Rated properties by sustainability of NOI, location, market, demographics, growth and potential returns

  - Rated three properties "A" representing 18.14% of NOI
  - Rated eight properties "B" respresenting 16.49% of NOI
  - The balance received a rating of "C" or "D"

COMMUNITY CENTER VALUATION

VALUATION METHODOLOGY

CSFB has reviewed the Company's properties and leasing issues to determine an underwritten NOI. We have based our preliminary valuation using this NOI and a range of market-based cap rates.

- **General**

  We have reviewed leasing issues and assumptions for each property in order to determine a stabilized NOI

  We modified NOI and valuation based upon capital requirements, leasing risks and potential upside

- **Rent at Risk**

  Rent at risk represents tenancy issues that a buyer may view as potentially negative

  - Moderate risk represents a risk with a low probability of causing a loss in rent but may still affect the center in some negative way. We reduced this rent by between 0% and 30%
  - High risk represents tenants that have recently left or will likely leave in the near future. We reduced the rent of these tenants by 25% to 75%

  Examples of rent at risk include economic occupancy, subleases, recent departures, pending departures and other risks

- **Potential Upside**

  Potential upside represents positive leasing events that Congo may be given credit for. Typically, 50% of additional NOI generated.

  - Credit for pending and potential outparcel transactions
  - A portion of additional rent from expansions by existing tenants
  - New tenants taking currently vacant space (signed or pending signature)
  - New tenants replacing tenants at risk to the extent additional rent above existing rent will be generated

PRELIMINARY VALUATION MATRIX

The Community Center Portfolio can be broken into different subparts for valuation purposes using a range of underwritten NOIs.

(Dollars In Thousands)

OPERATING PROPERTIES

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI	$29,080	$276,956	$264,367	$252,873	$242,336
	28,045	267,097	254,956	243,871	233,710
	27,010	257,237	245,545	234,869	225,083

JOINT VENTURES

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI	$3,485	$33,192	$31,684	$30,306	$29,043
	3,373	32,122	30,662	29,329	28,107
	3,260	31,052	29,640	28,352	27,170

MILLPOND VILLAGE

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI	$3,031	$28,870	$27,558	$26,360	$25,262
	2,680	25,525	24,365	23,306	22,335
	2,329	22,180	21,172	20,251	19,407

DEF. MAINT.	($7,773)	($7,773)	($7,773)	($7,773)

COMMUNITY CENTER PORTFOLIO LESS DEFERRED MAINTENANCE

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI	$35,597	$331,246	$315,836	$301,766	$288,869
	34,098	316,971	302,210	288,732	276,378
	32,599	302,696	288,584	275,699	262,887

CREDIT SUISSE FIRST BOSTON

NAV CALCULATION

	NOI	Book Value	Adj.	11.00%	11.25%	11.50%	11.75%	12.00%
				Estimated Market Value @ NOI Cap. Rate of:				
Assets								
Total Community Centers (1)	$34,098			$309,983	303,094	296,505	290,197	284,151
Deferred Maintenance		(7,773)		(7,773)	(7,773)	(7,773)	(7,773)	(7,773)
Total Community Centers less Deferred Maintenance				$302,210	295,321	288,732	282,424	276,378
Las Vegas				$10,000	$10,000	$10,000	$10,000	$10,000
Nashville				5,600	5,600	5,600	5,600	5,600
Carolina Bay, Net				5,700	5,700	5,700	5,700	5,700
RMC Kurover				1,000	1,000	1,000	1,000	1,000
Adjusted Real Estate Value				$324,510	317,621	311,032	304,724	298,678
Cash & Cash Equivalents		14,982	100%	14,982	14,982	14,982	14,982	14,982
Restricted Cash		7,981	100%	7,981	7,981	7,981	7,981	7,981
Accounts Receivable		6,922	75%	5,192	5,192	5,192	5,192	5,192
Note Receivable		479	100%	479	479	479	479	479
Total Assets		$22,591		$353,143	$346,255	$339,666	$333,357	$327,312
Liabilities								
Community Center Debt (2)		$229,986	100%	$229,986	$229,986	$229,986	$229,986	$229,986
Joint Venture (3)		24,193	100%	24,193	24,193	24,193	24,193	24,193
Accounts Payable and Other Liabilities (4)		15,875	100%	15,875	15,875	15,875	15,875	15,875
Capital Lease Obligations		117	100%	117	117	117	117	117
Total Liabilities		$270,171		$270,171	$270,171	$270,171	$270,171	$270,171
less: Transaction Fees and Expenses as a % of Total Assets @ 1.0%				$3,531	$3,463	$3,397	$3,334	$3,273
less: Transaction Costs				3,000	3,000	3,000	3,000	3,000
less: Assumptions or Prepayment Penalties of % of Total debt @ 1.0%				2,542	2,542	2,542	2,542	2,542
Net Asset Value, After Transaction Costs				$73,899	$67,080	$60,556	$54,311	$48,326
Liquidation Value of Preferred (5)		19,517		19,517	19,517	19,517	19,517	19,517
Net Asset Value, After Payment of Liquidation Preference to Preferred				$54,382	$47,563	$41,039	$34,794	$28,809
Outstanding Shares & OP Units (6)				33,144	33,144	33,144	33,144	33,144
NAV/Share After Payment of Liquidation Preference to Preferred				**$1.64**	**$1.44**	**$1.24**	**$1.05**	**$0.87**
Current Price @ 11/07/01				**$1.58**	**$1.58**	**$1.58**	**$1.58**	**$1.58**
Premium/(Discount) to NAV				(3.7%)	10.1%	27.6%	50.5%	81.8%
Net Asset Value, Assuming Conversion of Preferred to Common				$73,899	$67,080	$60,556	$54,311	$48,326
Outstanding Shares & OP Units Assuming Conversion of Preferred to Common (7)				35,313	35,313	35,313	35,313	35,313
NAV/Share Assuming Theoretical Conversion of Preferred to Common				**$2.09**	**$1.90**	**$1.71**	**$1.54**	**$1.37**
Current Price @ 11/07/01				**$1.58**	**$1.58**	**$1.58**	**$1.58**	**$1.58**
Premium/(Discount) to NAV				(24.5%)	(16.8%)	(7.9%)	2.7%	15.5%

Notes:

1 Represents CSFB underwritten NOI as described above.

2 Balances as of 8/31/01

3 Balances as of 8/31/01, except for Falls Pointe which assumes debt amount projected upon stabilization ($9.5 million)

4 Excludes $3.7 million of liability related to KEYSOP shares which is accounted for in the share count.

5 Valued at $25.00 per share. Preferred shares are convertible into common stock at $9 per share (approx. 2.2 shares).

6 Includes 31,429K shares of common Stock, 907K O.P. Units, 259K Settlement Shares (Pat Minutti) and 549K KEYSOP.

7 Includes 31,429K shares of Common Stock, 907K O.P. Units, 259K Settlement Shares (Pat Minutti), 549K KEYSOP and conversion of 2,169K Preferred Shares.

NAV SENSITIVITY

NAV/Share After Payment of Liquidation Preference to Preferred

	Cap Rate (1)				
NOI	12.5%	12.0%	11.5%	11.0%	10.5%
$31,000	-	$0.10	$0.43	$0.80	$1.20
$32,000	$0.03	$0.35	$0.69	$1.07	$1.48
$33,000	$0.27	$0.60	$0.95	$1.34	$1.77
$34,098	$0.53	$0.87	$1.24	$1.64	$2.08
$35,000	$0.75	$1.09	$1.47	$1.89	$2.34
$36,000	$0.98	$1.34	$1.73	$2.16	$2.62
$37,000	$1.22	$1.59	$1.99	$2.43	$2.91

NAV/Share Assuming Conversion of Preferred to Common

	Cap Rate (1)				
NOI	12.5%	12.0%	11.5%	11.0%	10.5%
$31,000	$0.36	$0.64	$0.96	$1.30	$1.68
$32,000	$0.58	$0.88	$1.20	$1.56	$1.95
$33,000	$0.80	$1.11	$1.45	$1.81	$2.21
$34,098	$1.05	$1.37	$1.71	$2.09	$2.51
$35,000	$1.25	$1.58	$1.93	$2.32	$2.75
$36,000	$1.48	$1.81	$2.18	$2.58	$3.01
$37,000	$1.70	$2.05	$2.42	$2.83	$3.28

(1) Capex requirement is a factor affecting cap rate.

POTENTIAL ISSUES AFFECTING VALUATION

There are numerous potential issues which could significantly affect value.

- **Costs associated with prepayment and assumption of indebtedness**
  The range of assumption costs/prepayment penalties is between $1.5 and $15.7 million. In the event of an entity level deal this cost could be as low as $1.5 million or less. However, in the event of an asset only transaction, penalties could reach as high as $15.7 million
- **Valuation of preferred stock**
  The method of valuation used by each bidder will have a significant impact, as the preferred stock can be valued at between $3.25 million (assuming present conversion) and $19.5 million (assuming present liquidation). Bidders will most likely use a valuation that is in between the conversion and liquidation values
- **Joint Ventures**
  There will be costs associated with buying the remaining interests in the Joint Ventures
- **CVR's**
  The cost to the company of the CVR's outstanding has yet to be determined
- **Litigation**
  There may be costs associated with on-going and future Congo litigation
- **Capex**
  The amount of capital needed to renovate and re-lease properties could vary greatly
- **Tenants**
  Recent departures of key tenants could negatively affect certain properties
- **Other Assets**
  The Company still needs to complete the sales of Las Vegas, Nashville, Carolina Bay and RMC
- **NOL's**
  NOL's are not necessarily valuable to a REIT because they don't pay corporate taxes
  Under certain circumstances, it may be valuable to other bidders
- **Closing Costs**
  Costs associated with a transaction could be large, including fees to advisors and attorneys as well as transfer taxes, title and inspections

DEBT ASSUMPTION / PREPAYMENT ANALYSIS

The costs of debt assumption/prepayment range from $1.5 to $21.8 million and would be on the lower end of the range in an entity transaction and in an asset level transaction somewhere in the range, depending on the outcome of negotiations with lenders.

(Dollars in Thousands)

NAME	MATURITY	RATE	LOAN BAL. YE 2001	ASSUMABLE	ASSUMPTION COST	PREPAY AVAIL.	PREPAYMENT Penalty	YIELD MAINT.	PREPAY: YM OR PP	PREPAY COST	OPTIMISTIC SCENARIO	OPTIMISTIC COST	CONTRACTUAL SCENARIO	CONTRACTUAL COST
Rolling Creek (2)	5/1/17	10.13%	$1,404,068	Yes	-	No	-	-	-	-	Assumption	No Cost	Assumption	No Cost
Brookneal Commons	2/1/15	9.13%	995,614	*	9,958	Yes	19,916	269,913	Yield Maint	269,913	Assumption	9,958	Prepayment	269,913
Celebration at Six Forks (3)	12/1/02	8.48%	5,227,000	*	52,270	Yes	52,270	-	PP Penalty	52,270	Assumption	52,270	Prepayment	52,270
Dukes Plaza	5/1/07	8.70%	3,905,391	*	-	Yes	39,054	691,118	Yield Maint	691,118	Assumption	No Cost	Prepayment	691,118
Durham Festival	11/1/05	7.88%	6,356,426	*	63,564	Yes	63,564	978,144	Yield Maint	978,144	Assumption	63,564	Prepayment	978,144
Keysville Square	2/1/15	9.13%	1,367,375	*	13,673	Yes	27,345	370,676	Yield Maint	370,676	Assumption	13,673	Prepayment	370,676
Lake Pointe (4)	4/1/08	7.94%	10,737,365	*	53,687	Yes	214,748	1,674,414	Yield Maint	1,674,414	Assumption	53,687	Assumption	53,687
Forest Festival (5)	5/1/14	7.63%	3,185,000	*	31,850	Yes	-	643,510	Yield Maint	643,510	Assumption	31,850	Prepayment	643,510
Market Square	11/1/15	8.32%	2,099,000	*	20,990	Yes	20,990	431,549	Yield Maint	431,549	Assumption	20,990	Prepayment	431,549
Towne Centre (6)	1/1/11	7.58%	46,028,000	Yes	115,070	No			-	-	Assumption	115,070	Assumption	115,070
Towne Square	11/1/07	7.37%	14,618,000	*	73,090	Yes		2,318,789	Yield Maint	2,318,789	Assumption	73,090	Prepayment	2,318,789
University Mall	11/1/07	7.57%	6,924,000	*	34,620	Yes	-	1,098,310	Yield Maint	1,098,310	Assumption	34,620	Prepayment	1,098,310
University Shoppes (8)	7/1/17	8.98%	2,950,713	*	29,507	No					Assumption	29,507	Assumption	29,507
Waverly Place	9/1/07	8.55%	10,216,000	*	102,160	Yes	102,160	1,948,992	Yield Maint	1,948,992	Assumption	102,160	Prepayment	1,948,992
Mobile Festival (9)	10/1/08	9.22%	19,159,446	*	191,594	Yes	191,594	5,164,808	Yield Maint	5,164,808	Assumption	191,594	Prepayment	5,164,808
Square One Center (10)	12/1/03	8.37%	9,052,000	*	90,520	Yes	90,520	913,288	Yield Maint	913,288	Assumption	90,520	Prepayment	913,288
Park Plaza (3)	10 years	5.66%	4,074,000	Yes	40,740	Yes	-			-	Prepayment	No Cost	Prepayment	No Cost
University Plaza (3)	10 years	5.63%	1,882,000	Yes	18,820	Yes	18,820	-	PP Penalty	18,820	Prepayment	No Cost	Prepayment	No Cost
Park Place (12)	8/1/02	5.40%	8,393,000	No	-	Yes		-	-	-	Prepayment	No Cost	Prepayment	No Cost
Merchants Festival (11)	8/1/01	5.76%	10,000,000	No		Yes		-			Prepayment	No Cost	Prepayment	No Cost
Eastgate S/C (NCW) (11)	9/1/01	6.75%		No	-	No					Prepayment	No Cost	Prepayment	No Cost
Millpond Village	12/1/02	5.26%	17,170,000			Yes	-				Assumption	-	Prepayment	-
CDC	11/1/03	7.20%	58,000,000	Yes	580,000	Yes	580,000	5,225,500	Yield Maint	5,225,500	Assumption	580,000	Assumption	580,000
Falls Pointe	1/1/03	5.14%	2,258,000								Assumption	-	Prepayment	-
South Cobb Festival Centre	Unencumbered		-	N/A	-	N/A	-	-		-	N/A	-	N/A	-
TOTAL:			$250,942,521		$1,521,514					21,800,401		1,461,954		15,659,631

1. Asterisk indicates loan has been assumed once previously - subject to lender approval on a case by case basis
2. Loan is closed to prepayment for 15 years (until 2005)
3. Prepayment penalty is not applicable after 6/30/02
4. Prepayment not available until April 1, 2002
5. Yield maintenance expense is capped at 6% of value of Treasury securities
6. Prepayment is closed for three years
7. Prepayment term expired
8. Loan is closed to prepayment until 7/1/07
9. No prepayment penalty after 2006
10. No prepayment penalty after 2003
11. Lines of credit are not assumable
12. Document does not provide for prepayment but given short term Borrower's opinion is that a negotiated prepayment may be available
13. Current loan prepayable without penalty if refinanced. Lender is Wachovia although may refinance with other lenders.

CREDIT SUISSE FIRST BOSTON

PREFERRED STOCK

There are issues regarding the preferred stock that need to be addressed.

- **Preferred valuation is $3.25 million if converted today or $19.5 million if liquidated**

  Bidders are likely to value the preferred based on a risk comfort level regarding interpretation of legal documents

- **CSFB recommends that bidders not be allowed to negotiate with the preferred holders as no voting right exists**

- **Congo's position today is that preferred can be "rolled" in a merger and that the conversion ratio would be adjusted based on the ratio of common equity value of Congo shares to acquirer shares at the time of the transaction**

- **Acquirers need to clarify how the preferred would be treated on their balance sheet (i.e. at liquidation value or market value)**

SELECT DISCUSSION OF ALTERNATIVES

SELL TO KENYA - MERGER MODEL

A transaction would be accretive to Kenya on a leverage neutral basis in 2002 based on CSFB's underwritten NOI. However, substantial further accretion is possible with additional lease-up of vacant space.

- **Assumptions**
  - Consideration is comprised of 40% cash and 60% stock
  - Common shares of 35.3 million (assumes treatment of preferred stock on a theoretical conversion basis, approximately 2.2 million shares)
  - Total transaction costs of $11.5 million
  - G&A synergies of 20% (assuming $3.5 million of annual G&A for Congo)
  - FFO for Kenya is last nine months FFO annualized
  - FFO for Congo is CSFB adjusted NOI less G&A and interest expense

SUMMARY FINANCIAL INFORMATION

	Acquiror Kenya	Target Congo	Pro Forma (1) Combined Kenya	Pro Forma (2) Combined Kenya
Trading Information				
Share Price as of 11/07/01	$12.95	$1.58	$12.95	$12.95
2002E FFO per Share (3)	$1.59	$0.37	$1.95	$1.69
Share Price/2002E FFO	8.1x	4.3x	6.6x	7.7x
Dividend Yield	10.0%	0.0%	10.0%	10.0%
Capitalization (In thousands)				
Equity Capitalization	$260,574	$55,795	$296,034	$380,622
Total Debt	493,619	250,943	762,957	682,598
Liquidation Value of Preferred	82,067	0	82,067	82,067
Total Capitalization	$836,260	$306,738	$1,141,058	$1,145,287
Ratios				
Debt/Total Capitalization	59.0%	81.8%	66.9%	59.6%
(Debt+Preferred)/Total Cap.	68.8%	81.8%	74.1%	66.8%

(1) Pro forma for acquisition
(2) Pro forma for post merger equity offering (at Kenya's current share price) to make transaction leverage neutral
(3) Based on CSFB underwritten NOI. Assumes conversion of preferred.

SENSITIVITY ANALYSIS - 2002 Accretion / (Dilution)

	Equity Purchase Price						
	$43,209	$48,506	$53,803	$59,100	$64,397	$69,694	$74,991
PF Leverage	**% Accretion / (Dilution)**						
49.6%	(5.4%)	(6.2%)	(7.0%)	(7.8%)	(8.6%)	(9.3%)	(10.1%)
54.6%	0.9%	(0.1%)	(1.0%)	(1.8%)	(2.7%)	(3.6%)	(4.4%)
59.6%	9.1%	8.0%	7.0%	5.9%	4.9%	3.9%	2.9%
64.6%	20.2%	18.9%	17.7%	16.5%	15.2%	14.0%	12.8%
69.6%	35.7%	34.1%	32.5%	31.0%	29.5%	28.0%	26.5%
74.6%	59.1%	57.0%	55.0%	53.0%	51.0%	49.0%	47.1%
PF Leverage	**$ Accretion / (Dilution)**						
49.6%	($0.09)	($0.10)	($0.11)	($0.12)	($0.14)	($0.15)	($0.16)
54.6%	$0.01	($0.00)	($0.02)	($0.03)	($0.04)	($0.06)	($0.07)
59.6%	$0.14	$0.13	$0.11	$0.09	$0.08	$0.06	$0.05
64.6%	$0.32	$0.30	$0.28	$0.26	$0.24	$0.22	$0.20
69.6%	$0.57	$0.54	$0.52	$0.49	$0.47	$0.44	$0.42
74.6%	$0.94	$0.91	$0.87	$0.84	$0.81	$0.78	$0.75

CREDIT SUISSE FIRST BOSTON

KENYA PROFILE

Business Description

Kenya is a self-administered, self-managed real estate investment trust which is engaged in the ownership, acquisition, redevelopment, management and leasing of community and neighborhood shopping centers.

The Company, directly or indirectly owns 87 properties in 16 states with a total gross leaseable area in excess of 10.4 million square feet.

The Company intends to achieve its business objective of increasing FFO through an increase in operating efficiencies, acquisition of attractive properties, completion of strategic renovations and expansions and attainment of greater access to financial sources.

Property Description

State	Number of Properties	% of NOI
Pennsylvania	30	37.3%
New Jersey	7	14.5
Georgia	11	12.7
New York	6	8.8
Maryland	3	7.3
Connecticut	7	4.5
Virginia	3	4.1
6 States Under 1%	7	3.7
Florida	3	3.5
South Carolina	2	2.4
North Carolina	2	1.2
Total	87	100.0%

Financial Information

FINANCIAL PERFORMANCE
($ in thousands)

(as of 6/30/01)	1999	2000	Last Q Annualized
Revenue	$33,563	$77,640	$119,364
% Growth		131.1%	53.7%
EBITDA	$24,174	$54,920	$83,027
% Growth		127.2%	51.2%
EV / EBITDA			9.9x
NOI	$25,942	$59,722	$90,739
% Growth		130.0%	51.9%
FFO	$10,825	$22,680	$35,384
% Growth		109.5%	56.0%

CAPITALIZATION
(as of 6/30/01)

Stock Price (11/7/01)	$12.95
Current Dividend	$1.30
Dividend Yield	10.0%
Shares Outstanding	18,811,612
OP Units	1,310,000
Total Shares	20,121,612
Equity Market Cap	$260,575
Preferred	$82,067
Total Debt	$493,619
Total Market Cap	$836,261
Market Cap / SF	$79.4
Debt / Market Cap	59.0%

DEBT MATURITY
(as of 6/30/01) ($ in thousands)

2001	$6,511
2002	$14,113
2003	$302,626
2004	$50,165
2005	$12,164
2006+	$108,040

KENYA PROFILE

Recent Events

- October 24, 2001 - Kenya announces that it has signed an agreement to acquire a Village West Shopping Center in Allentown, PA for $18.9 million.
- October 15, 2001 - Kenya announces that it has sold two shopping centers for an aggregate of $8.65 million, generating a gain of $3.5 million.
- August 13, 2001 - Kenya reports strong FFO of $0.47 per share for the second quarter, compared with $0.36 per share for the prior year's period.
- April 20, 2001 - Kenya announces that it has terminated its previously announced letter of intent with MyShoppingCenter.com to provide e-business capabilities and broadband infrastructure to tenants of the company's community shopping centers.
- December 1, 2000 - Kenya announces that it has appointed Basil S. Donnelly as vice president and general counsel.
- August 1, 2000 - Kenya announces the closing of a $155 million, three-year non-revolving line of credit with GMAC.
- June 6, 2000 - Kranzco and CV Reit shareholder approve merger and creation of Kenya.

Board of Directors and Executive Management

Name	Position	% Ownership [1]
	Board of Directors	
Irwin Levy	Trustee	3.44%
Norman Kranzdorf	Chairman	0.94%
Louis Meshon	Trustee, CEO	0.56%
Milton Schneider	Trustee	0.32%
Alan Schulman	Trustee	0.22%
Donald Shapiro	Trustee	0.08%
Bernard Korman	Trustee	0.02%
	Executive Management	
George Demuth	COO	0.01%
Etta Strehle	CFO	0.01%

(1) Does not include options.

Stock Price and Volume Graph

DAILY FROM November 7, 2000 – November 8, 2001



Share Ownership

Owner	Shares Held	% Ownership
Institutions		
Vanguard Group	395,506	2.11%
Barclays Bank PLC	236,626	1.26%
Mellon Bank NA	78,426	0.42%
Dimensional FD Advisors, Inc.	49,700	0.27%
College retire Equities	45,628	0.24%
First Manhattan Company	38,250	0.20%
Northern Trust Company	37,100	0.20%
Citigroup Inc.	34,378	0.18%
State Street Corporation	30,205	0.16%
Ohio Public Employee Retirement	27,307	0.15%

CONGO & KENYA COMBINED

- The combined portfolio would have a strong geographic focus on the East Coast.


1
6
7
30
1
7
1
10
3
1
16
1
8
2
13
10
Gross Leasable Area (sq. ft.)
0-100,000
100,000-300,000
300,000-600,000
600,000-1,000,000
1,000,000 & above

CREDIT SUISSE FIRST BOSTON

CONGO & KENYA COMBINED

The combined company would be geographically focused on the East Coast and would have strong tenant diversification. No tenant would represent more than 5.0% of total NOI.

PROFORMA 2001 NEWCO NOI BY STATE


Other
AL
CT
MD
NY
VA
FL
SC
NC
NJ
GA
PA

PROFORMA 2001 NEWCO GLA BY STATE


Other
AL
CT
MD
NY
VA
FL
SC
NC
NJ
GA
PA

PROFORMA COMBINED TOP TEN TENANTS

Tenant Name	No. Of Stores	Leased Area	% of Leased GLA	Annualized Base Rent	% of Annual Rent	Rent Per SF	Credit Rating
Wal-Mart	13	1,242,567	8.3%	$5,633,057	4.6%	$4.53	Aa2/AA
Food Lion [1]	20	642,571	4.3%	5,159,082	4.2%	8.03	Baa3/BBB-
Kmart	9	854,600	5.7%	3,692,725	3.0%	4.32	Baa3/BB+
Ahold [2]	7	423,258	2.8%	3,238,116	2.6%	7.65	Baa1/BBB+
Krogers	4	233,105	1.6%	2,498,346	2.0%	10.72	Baa3/BBB-
Winn Dixie	5	244,329	1.6%	2,015,870	1.6%	8.25	Ba2/BBB-
TJ Maxx/Marshall's/HomeGoods	8	240,988	1.6%	1,972,194	1.6%	8.18	Baa1/A-
Shop Rite	3	167,133	1.1%	1,913,850	1.5%	11.45	NA
Home Depot	4	232,824	1.6%	1,420,467	1.1%	6.10	Aa3/AA
Fashion Bug [3]	18	167,266	1.1%	1,361,847	1.1%	8.14	B1/BB-
Total Top Ten Tenants	**91**	**4,448,641**	**29.8%**	**$28,905,554**	**23.4%**	**$6.50**	

(1) Owned by Delhaize

(2) Includes Bi-Lo and Stop&Shop brands

(3) Owned by Charming Shoppes, Inc.

Note: Based on tenant information provided by Kenya.

COMMUNITY CENTER COMPS

The companies with the largest market capitalizations typically trade at higher multiples.

Comparable Company Analysis: SHOPPING CENTER Sector

(Numbers in 000's, except per share data)

Ticker	Dividend Yield	Market Value of Equity	Liquidation Value of Pref.	Capitalization Total Debt Outstanding	Total Cap.	Adj. Enterprise Value	Debt/ Total Cap.	Debt+ Pref./ Total Cap.	Implied Cap. Rate	Adjusted Enterprise Value/ EBITDA	2001E FFO Multpile	2002E FFO Multpile
KIM	5.95%	3,101,386	329,552	1,330,727	4,761,665	4,366,003	27.9%	34.9%	9.2%	11.6x	10.8x	9.9x
REG	7.82%	1,517,102	414,985	1,262,997	3,195,084	2,747,743	39.5%	52.5%	10.6%	10.1x	9.2x	8.7x
NXL	9.12%	1,599,970	270,175	1,208,410	3,078,555	2,534,124	39.3%	48.0%	9.2%	11.4x	9.7x	9.7x
WRI	6.37%	1,610,492	276,300	1,080,328	2,967,120	2,802,585	36.4%	45.7%	9.3%	11.2x	10.9x	10.1x
DDR	8.00%	1,040,378	510,861	1,402,144	2,953,383	2,487,129	47.5%	64.8%	10.0%	11.1x	7.7x	7.2x
FRT	8.53%	920,184	100,000	1,140,993	2,161,177	1,886,758	52.8%	57.4%	10.9%	9.8x	8.4x	8.3x
PNP	6.73%	910,587	-	639,233	1,549,820	1,477,827	41.2%	41.2%	9.9%	10.8x	10.0x	9.3x
JDN	9.33%	382,098	50,000	577,606	1,009,704	801,714	57.2%	62.2%	10.9%	10.6x	8.9x	9.9x
KRT	10.00%	261,580	82,067	493,619	837,266	834,151	59.0%	68.8%	10.9%	10.0x	8.6x	8.2x
BFS	8.00%	380,757	-	348,404	729,161	701,758	47.8%	47.8%	9.7%	11.0x	9.6x	8.9x
EQY	8.89%	350,685	-	363,924	714,609	696,266	50.9%	50.9%	10.3%	10.1x	8.9x	8.2x
IRT	8.95%	328,334	-	320,038	648,372	637,493	49.4%	49.4%	10.3%	10.4x	8.4x	8.2x
RPT	10.47%	161,301	35,000	333,680	529,981	508,331	63.0%	69.6%	12.1%	9.4x	6.2x	6.9x
CTA	3.90%	118,743	-	405,599	524,342	518,091	77.4%	77.4%	12.1%	9.3x	NA	NA
MRR	8.16%	252,955	-	225,829	478,784	466,943	47.2%	47.2%	10.3%	10.4x	8.8x	8.2x
AKR	7.74%	211,544	2,212	252,860	466,616	482,945	54.2%	54.7%	10.9%	10.3x	NA	NA
MAL	13.95%	36,800	-	199,600	236,400	226,985	84.4%	84.4%	11.0%	10.4x	11.2x	13.0x
ADC	9.44%	99,261	-	104,172	203,433	201,180	51.2%	51.2%	10.3%	10.7x	7.6x	7.4x
Peer Group:												
Wtd. Av	**7.72%**						**43.2%**	**50.9%**	**10.0%**	**10.8x**	**9.4x**	**9.0x**
Median	**8.35%**						**50.1%**	**51.9%**	**10.3%**	**10.4x**	**8.9x**	**8.5x**
Max	**13.95%**						**84.4%**	**84.4%**	**12.1%**	**11.6x**	**11.2x**	**13.0x**
Min	**3.90%**						**27.9%**	**34.9%**	**9.2%**	**9.3x**	**6.2x**	**6.9x**

Source: Company filings, Realty Stock Review & FactSet.

(1) Adjusted Enterprise Value = Total Capitalization less (Land Held for Development + Construction in Progress + JV Interests).

(2) Implied Cap Rate = (EBITDA+G&A)/Adjusted Enterprise Value

CASE STUDY: PAN PACIFIC RETAIL PROPERTIES

Although the bid only represented a small premium over the current stock price, WIR shareholders were able to achieve in excess of a 40.0% return in the 12 months following the merger.

Pan Pacific acquired Western for stock at a 0.62 conversion ratio. CSFB advised the seller, Western

At the time of announcement, the transaction represented a value per share of Western of $12.75 or a 2% and 8.5% premium on the prior day and prior week stock price

The transaction closed on November 13, 2000

Pan Pacific has had great success leasing up the Western portfolio

Pan Pacific's stock has appreciated by 33.5% since the merger compared to 17.5% for the Shopping Center REIT Composite

Similar to a potential Congo and KRT merger, this transaction resulted in an increase in market capitalization, liquidity and tenant diversification, while strengthening the company's geographic focus

DAILY FROM NOVEMBER 5, 1999 - NOVEMBER 7, 2001


(1)
(2)
8/21/00 WIR share value of $12.50
11/7/01 WIR equivalent share value of $17.02

(1) 8/22/00 - PNP announces that it has offered to acquire WIR for $12.75 per share.
(2) 11/13/00 - PNP and WIR merger is completed.

DAILY FROM AUGUST 21, 2000 - NOVEMBER 7, 2001



Note: Comparable Company Index Includes Agree Realty Corp., Acadia Realty Trust, Saul Centers Inc., Center Trust Inc., Developers Diversified Realty Corp., Equity One Inc., Federal Realty Investment Trust, IRT Property Co., JDN Realty Corp., Kimco Realty Corp., Kramont Realty Trust, Malan Realty Investors Inc., Mid-Atlantic Realty Trust, New Plan Excel Realty

CREDIT SUISSE FIRST BOSTON

CONSEQUENCES OF STATUS QUO

It would be costly for Congo to continue with the status quo and attempt to maximize returns through the general cultivation of its portfolio.

Issues to Consider

- **The Company is majority owned by an institutional investor**
  The remaining float is small and represents a minority stake in the company which would not likely receive a control premium
- **The Contingent Value Rights (CVRs) that were part of the institutional investment creates an overhang as Congo may be required to issue additional shares or pay cash in order to abide by the agreement**
  The agreement calls for the investor to double their investment by 2004. If they do not, Congo must pay them the difference with a cap at the value of 4.5 million shares of Congo
  At the current price, Congo would need to issue 4.5 million additional shares in 2004 to honor the agreement
- **Congo is currently not covered by any research analysts.**
  Difficult to obtain institutional interest to purchase shares of stock. Public equity is unavailable
- **Developments / Redevelopments**
  The developments / redevelopments and vacant land are dilutive to earnings in the near term
- **Lease-up risk**
  There is substantial risk that if lease-up does not occur or if questionable tenants leave that Congo could experience financial difficulties
- **Joint Ventures**
  Joint Venture partnerships would need to be resolved
- **Management Team**
  The Company would need to put in place a permanent management team
- **Capital Expenditures**
  The Company would need to fund substantial deferred capex. Additional debt tolerance is limited

BURNHAM PACIFIC PROPERTIES

Burnham Pacific, after rejecting an offer for the Company, experienced unexpected financial difficulties which led to a decrease in stock value in excess of 60%.

DAILY FROM NOVEMBER 6, 1998 - NOVEMBER 7, 2001


(1)(2)
(3)
(4)
(5) (6)(7) (8)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
Share Price
1,380
1,150
920
690
460
230
0
Volume in Thousands
11/6/1998
12/21/1998
2/4/1999
3/19/1999
5/3/1999
6/15/1999
7/28/1999
9/9/1999
10/21/1999
12/3/1999
1/18/2000
3/1/2000
4/12/2000
5/25/2000
7/10/2000
8/21/2000
10/3/2000
11/14/2000
12/28/2000
2/12/2001
3/27/2001
5/9/2001
6/21/2001
8/3/2001
9/21/2001
11/2/2001
Burnham Pacific Properties Inc.

(1) 7/26/99 - BPP rejects unsolicited bid from Jay Schottenstein.
(2) 8/12/99 - BPP expects rent asset sales will cut into earnings in 2000.
(3) 11/15/99 - BPP announced that it is exploring a full range of strategic alternatives.
(4) 3/6/00 - BPP shares have fallen 18% since weak earnings dim prospects that Company will be taken over at a large premium.
(5) 8/3/00 - Realty Stock Review reported an overlooked provision in a convertible preferred stock deal that BPP did with Blackacre and Westbrook which could force the Company to stop paying its dividend.
(6) 8/14/00 - BPP announced extremely poor second quarter results.
(7) 8/15/00 - BPP announced that it has completed an extensive review of strategic alternatives and has concluded to liquidate the Company on an orderly basis.
(8) 9/1/00 - BPP announces decision to substantially reduce its workforce.

CREDIT SUISSE FIRST BOSTON

PRIME RETAIL

Worse than expected company performance caused Prime to default on a $20 million loan. This initiated a decline in the stock's value which is now trading at $0.13 per share.

DAILY FROM NOVEMBER 6, 1997 - NOVEMBER 7, 2001


(1)
(2)
(3)
(4)
(5)
$18.10
$16.10
$14.10
$12.10
$10.10
$8.10
$6.10
$4.10
$2.10
$0.10
Share Price
14000.00
12000.00
10000.00
8000.00
6000.00
4000.00
2000.00
0.00
Volume in Thousands
11/6/1997
2/19/1998
6/1/1998
9/9/1998
12/17/1998
3/31/1999
7/12/1999
10/19/1999
1/28/2000
5/9/2000
8/17/2000
11/27/2000
3/9/2001
6/19/2001
10/3/2001
Prime Retail Inc.

(1) 10/6/98 - PMRE reported increase in FFO of 26.7%.
(2) 8/16/99 - PMRE announced that it is in default on the $20 million subordinated loan made by FBR Asset Investment Corp.
(3) 1/14/00 - PMRE announced it will miss 1999 earnings estimates and will suspend dividends because of concerns of weakness and higher interest costs. Suspension of dividend will allow Company to use cash to pay debt.
(4) 7/24/00 - PMRE announces suspension of preferred dividend distributions for 2000. The Company's existing suspension of its common stock dividend remains unchanged.
(5) 1/16/01 - Shares tumbled 25% on concerns that PMRE is suffering a cash crunch and may be forced to cut its dividend.

CREDIT SUISSE FIRST BOSTON

NEXT STEPS

NEXT STEPS

It is imperative that the Company move promptly on future decisions.

- **Choose finalists**
- **Begin negotiation with bidders to enhance final offers. Specific areas to address include**
  - Other Assets
  - Liabilities
  - Timing
  - Transaction Costs
- **Address CVR discussion and conclude negotiation**
- **Set date for next board meeting and future discussions**

APPENDIX A: LIBERIA PROPERTY REPORT

PROPERTY SUMMARY DATA

GENERAL PROPERTY INFORMATION:

No. per book	Property Name	City	ST	Bldg. Sq. Ft.	10/31/01 Vacant Sq. Ft.	2000 Seller's NOI	Year Built	Year Remod.	# Tenant Spaces	Anchor Name / Size	Dry Clean	Gas Station	Asbestos Suspect	Building Condition	Grade	Size as % of Total	NOI as % of Total	Person Assigned
1	Mobile Festival Centre	Mobile	AL	525,505	81,040	2,720,038	1986	n/a	42	Wal-Mart 104,339 Academy Sports 74,520 Phar-Mor 60,293 Circuit City 39,997	no	yes	no	Good	C	10.45%	8.07%	John L.
2	Crossroads at Mandarin	Jacksonville	FL	72,136	1,750	375,976	1987	n/a	19	Food Lion 35,736	1	no	no	Good	B	1.43%	1.12%	John V.
3	Eastgate Plaza	Pensacola	FL	181,910	29,434	1,012,888	1981	1995	34	Winn-Dixie 43,750	2	no	no	Good/Fair	C	3.62%	3.01%	John L.
4	Hollywood Festival	Hollywood	FL	135,056	10,086	619,262	1968	1992	24	Winn-Dixie 51,733	3	no	yes	Fair	C	2.69%	1.84%	John V.
5	Lake Point Centre	West Palm Beach	FL	119,570	23,444	1,173,319	1997	n/a	28	Winn-Dixie 51,703	3	no	no	Good	B	2.38%	3.48%	John V.
6	Lake Washington Crossing	Melbourne	FL	119,208	23,485	911,984	1987	n/a	36	Publix 39,795	3	no	no	Fair	C	2.37%	2.71%	John V.
7	Oakland Park Festival Centre	Oakland Park	FL	132,226	19,141	719,313	1966	1992	18	Winn-Dixie 49,935 U.S. Post Office 20,020	1	no	yes	Poor	D	2.63%	2.14%	John V.
8	Square One Center	Jensen Beach	FL	197,731	14,015	1,457,861	1989	1995	22	Home Depot 101,915 PETsMART 28,142	no	no	no	Fair	C	3.93%	4.33%	John V.
9	Merchants Festival	Marietta	GA	151,820	1,560	1,756,981	1984	n/a	45	A&P 49,672	2	no	no	Good	B	3.02%	5.22%	John L.
10	South Cobb Festival Centre	Smyrna	GA	77,961	0	48,736	1967	1993	3	Cub Foods 60,210	no	no	no	Good/Fair	C	1.55%	0.14%	John L.
11	Bolling Creek	Roanoke Rapids	NC	41,090	0	177,735	1992	n/a	1	Food Lion 41,090	no	no	no	Good	C	0.82%	0.53%	Darlene
12	Celebration at Six Forks	Raleigh	NC	125,937	22,525	993,692	1979	n/a	31	Pulse Athletic Club 35,946	3	no	no	Fair	C	2.50%	2.95%	Darlene
13	Durham Festival	Durham	NC	131,825	0	940,173	1968	'93 & '99	19	Kroger 59,970	2	no	yes	Good/Fair	B	2.62%	2.79%	Darlene
14	Eastgate Shopping Center	Raleigh	NC	52,575	0	398,791	1966	n/a	11	Books-A-Million 20,388	3	yes	yes	Good/Fair	C	1.05%	1.18%	Darlene
15	Gateway Plaza	Wilson	NC	167,207	5,200	989,608	1992	'98 & '00	11	Kmart 91,906 Winn-Dixie 47,208	no	no	no	Good	C	3.33%	2.94%	Darlene
16	Lenoir Festival	Lenoir	NC	144,239	0	756,769	1968	1994	3	Kmart 94,841 Bi-Lo 37,898	no	no	yes	Good	C	2.87%	2.25%	Nathan
17	Shoreside Center	Kitty Hawk	NC	144,389	0	663,216	1993	n/a	9	Wal-Mart 99,189 Seamark Grocery 30,600	no	no	no	Good	A	2.87%	1.97%	Nathan
18	Stanton Square	Greenville	NC	125,094	19,003	502,967	1985	1996	16	Food Lion 37,964	3	no	no	Fair	C	2.49%	1.49%	Darlene

PROPERTY SUMMARY DATA

GENERAL PROPERTY INFORMATION:

No. per book	Property Name	City	ST	Bldg. Sq. Ft.	10/31/01 Vacant Sq. Ft.	2000 Seller's NOI	Year Built	Year Remod.	# Tenant Spaces	Anchor Name / Size	Dry Clean	Gas Station	Asbestos Suspect	Building Condition	Grade	Size as % Total	NOI as % Total	Person Assigned
19	Tower Shopping Center	Raleigh	NC	153,077	0	647,656	1976	1993	29	Food Lion 33,000 Big Lots 26,691	no	no	no	Fair	C	3.04%	1.92%	Darlene
20	Waverly Place	Cary	NC	181,380	37,583	1,011,711	1987	2000	45	Wellspring 29,500 Gold's Gym 23,913	3	no	no	Fair	D	3.61%	3.00%	Darlene
21	Braves Village	Myrtle Beach	SC	59,762	4,933	499,429	1985	n/a	14	Food Lion 30,280	3	no	no	Fair	C	1.19%	1.48%	Darlene
22	Grove Park Shopping Center	Orangeburg	SC	106,617	1,734	551,499	1987	1999	20	Bi-Lo 41,600	no	no	no	Good	C	2.12%	1.64%	John L.
23	Towne Centre	Mount Pleasant	SC	426,486	22,094	5,249,610	1999	n/a	65	Consolidated Theatres 61,396 Belk 60,709 Bed Bath & Beyond 34,671 Old Navy 21,272 Barnes & Noble 21,020	no	yes	no	Excellent	A	8.48%	15.58%	John L.
24	Patriot's Plaza	Mount Pleasant	SC	115,632	6,880	811,924	1982	1997	33	Bi-Lo 42,130 Staples 24,000	no	no	no	Good/Fair	C	2.30%	2.41%	John L.
25	Robertson Corners	Walterboro	SC	47,640	0	400,634	1998	n/a	7	Food Lion 33,000	no	no	no	Good	B	0.95%	1.19%	John L.
26	University Shoppes	Conway	SC	54,124	900	432,352	1997	n/a	11	Food Lion 33,000	3	no	no	Good	B	1.08%	1.28%	Darlene
27	Brookneal Commons	Brookneal	VA	28,161	0	138,839	1993	n/a	1	Food Lion 28,161	no	no	no	Good	B	0.56%	0.41%	Nathan
28	Dukes Plaza	Harrisonburg	VA	139,956	59,450	663,321	1987	1998	26	Farmer Jack 39,256	no	no	no	Fair	D	2.78%	1.97%	Nathan
29	Food Lion Plaza	Petersburg	VA	50,280	10,710	264,101	1984	n/a	9	Food Lion 28,425	no	no	no	Fair	D	1.00%	0.78%	Nathan
30	Keysville Square	Keysville	VA	40,227	0	197,606	1993	n/a	2	Food Lion 32,291	no	no	no	Excellent	A	0.80%	0.59%	Nathan
31	Market Square	Danville	VA	55,909	1,200	309,764	1989	n/a	9	Food Lion 32,040	no	no	no	Good	C	1.11%	0.92%	Nathan
32	Towne Square	Roanoke	VA	301,561	99,146	1,996,066	1987	n/a	37	Heironimus 40,700 Michael's 40,000 Office Max 23,520	no	no	no	Fair	C	6.00%	5.92%	Nathan

PROPERTY SUMMARY DATA

GENERAL PROPERTY INFORMATION:

No. per book	Property Name	City	ST	Bldg. Sq. Ft.	10/31/01 Vacant Sq. Ft.	2000 Seller's NOI	Year Built	Year Remod.	# Tenant Spaces	Anchor Name/Size	Dry Clean	Gas Station	Asbestos Suspect	Building Condition	Grade	Size as % of Total	NOI as % of Total	Person Assigned
33	University Mall	Blacksburg	VA	167,461	0	1,197,037	1973	n/a	19	VA Tech Univ. 97,806 Volume 2 Bookstore 25,000	no	no	no	Fair	C	3.33%	3.55%	Nathan
34	Falls Pointe	Raleigh	NC	98,105	26,301	337,504	2001	n/a	26	Harris Teeter 36,000	no	no	no	Excellent	B	1.95%	1.00%	Darlene
35	Millpond Village	Cary	NC	110,001	25,861	900,543	2001	n/a	34	Kohl's 81,237 Lowe's Foods 48,523	no	no	no	Good	C	2.19%	2.67%	Darlene
36	Park Place	Morrisville	NC	139,8[illegible]	2,595	1,132,339	1999	n/a	17	Carmike Cinemas 60,124 Food Lion 36,427	no	no	no	Good	C	2.78%	3.36%	Darlene
37	Peak Plaza	Apex	NC	67,402	7,568	477,743	1999	n/a	16	Food Lion 38,034	3	no	no	Good	C	1.34%	1.42%	Darlene
38	University Plaza	Pembroke	NC	38,600	1,800	250,167	1999	n/a	5	Food Lion 29,000	no	no	no	Good	C	0.77%	0.74%	Darlene
		Totals		5,027,671	559,438	33,689,154			797							100.00%	100.00%	

1 - Coin Laundry

2 - Dry Cleaner P/U only

3 - Dry Cleaner

Projected (new centers: opened in 2000)

11.13% =Vacancy %

OVERALL SUMMARY

Grade	# of Properties	Total GLA	% of Portfolio	2000 NOI Total	% of Portfolio
A	3	611,102	12.15%	6,110,432	18.14%
B	8	703,381	13.99%	5,555,778	16.49%
C	23	3,209,346	63.83%	19,364,498	57.48%
D	4	503,842	10.02%	2,658,446	7.89%
TOTAL	38	5,027,671	100.00%	33,689,154	100.00%

Last Updated 10/30/01 12:58 PM

APPENDIX B: VALUATION DETAIL

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO

UPSIDE POTENTIAL

NO.	NAME	PENN. OUTPARCEL	TENANT	PROPOSED SALES PRICE	ADD'L RENT	OTHER PENN. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	NON-PENN. OUTPARCEL	SF	PROPOSED SALES PRICE	ADD'L RENT
1	[illegible]	No			-	No				No			-
2	Crossroads at Mebane	No			-	No				No			-
3	[illegible] Plaza	No			-	No				No			-
4	[illegible]	No			-	No				No			-
5	[illegible]	No			-	No				No			-
6	[illegible]	No			-	No				No			-
7	[illegible]	No			-	No				No			-
8	[illegible]	No			-	No				No			-
9	[illegible]	No			-	No				No			-
10	[illegible]	No			-	No				No			-
11	[illegible]	Yes	Trade Oil	250,000	25,000	No				Yes	64,077	175,000	17,500
12	[illegible]	No			-	No				No			-
13	[illegible]	No			-	No				No			-
14	[illegible]	No			-	No				No			-
15	[illegible] Plaza	No			-	No				Yes	128,977	72,296	9,225
16	[illegible]	Yes	[illegible]	500,000	50,000	No				No			-
17	[illegible]	No			-	No				Yes	22,216	267,650	26,765
18	[illegible]	No			-	No				No			-
19	[illegible] Place	No			-	No				No			-
20	[illegible]	No			-	No				Yes		500,000	50,000
21	[illegible]	No			-	No				No			-
22	[illegible]	No			-	No				No			-
23	[illegible] Plaza	No			-	No				No			-
24	[illegible]	No			-	No				No			-
25	[illegible]	Yes	Trade Oil/Waffle House	561,052	56,105	No				No			-
26	[illegible]	No			-	No				No			-
27	[illegible] Plaza	No			-	No				No			-
28	[illegible] Plaza	No			-	No				No			-
29	[illegible] Square	No			-	No				No			-
30	[illegible] Square	Yes	Trade Oil	125,000	12,500	No				Yes	27,411	100,000	10,000
31	[illegible] Square	No			-	No				Yes	21,087	161,807	16,181
32	[illegible] Mall	No			-	No				No			-
	Total				$163,605								$129,647

NO.	EXPANSION	TENANT	SF	RENT PER SF	ADD'L RENT	NEW TENANT	TENANT	SF	RENT PER SF	ADD'L RENT	NEW TEN. REPLACING TEN @ Risk	TENANT	TOTAL RENT	RENT @ RISK REPLACED	ADD'L RENT	TOT. ADD'L RENT
1	No				-	No				$0	Yes	Garden Ridge/[illegible]	$390,273	$249,023	[illegible]	$140,250
2	Yes	Meadow Gold	1,750	8.00	14,000	No				-	No		-	-	-	14,000
3	No				-	No				-	No		-	-	-	-
4	No				-	No				-	No		-	-	-	-
5	No				-	No				-	No		-	-	-	-
6	No				-	Yes	New Tenant			10,176	No		-	-	-	10,176
7	No				-	No				-	No		-	-	-	-
8	No				-	No				-	No		-	-	-	-
9	No				-	No				-	No		-	-	-	-
10	No				-	Yes	[illegible]	5,500	10.30	56,750	No		-	-	-	56,750
11	No				-	No				-	No		-	-	-	42,500
12	No				-	Yes	New Tenant	8,450	8.50	71,825	No		-	-	-	71,825
13	No				-	No				-	No		-	-	-	-
14	No				-	No				-	No		-	-	-	-
15	No				-	No				-	No		-	-	-	9,225
16	No				-	No				-	No		-	-	-	50,000
17	No				-	No				-	No		-	-	-	26,765
18	No				-	No				-	No		-	-	-	-
19	No				-	No				-	No		-	-	-	-
20	No				-	No				-	No		-	-	-	50,000
21	No				-	No				-	No		-	-	-	-
22	No				-	No				-	No		-	-	-	-
23	No				-	No				-	Yes	[illegible] (4)	211,166	211,166	-	-
24	No				-	No				-	Yes	Home Depot/Target (3)	313,952	271,842	42,110	42,110
25	No				-	No				-	Yes	Dollar General	14,390	14,405	-	56,105
26	No				-	No				-	No		-	-	-	-
27	Yes	Food Lion	8,600	7.82	67,252	No				-	No		-	-	-	67,252
28	No				-	No				-	No		-	-	-	-
29	No				-	No				-	No		-	-	-	-
30	No				-	No				-	No		-	-	-	22,500
31	No				-	No				-	No		-	-	-	16,181
32	No				-	No				-	No		-	-	-	-
Total					$81,252					$121,754			$1,371,882	$1,188,430	$183,483	$853,741

JOINT VENTURES & DEVELOPMENTS

NO.	NAME	PENN. OUTPARCEL	TENANT	PROPOSED SALES PRICE	ADD'L RENT	OTHER PENN. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	NON-PENN. OUTPARCEL	SF	PROPOSED SALES PRICE	ADD'L RENT
33	Falls Pointe (1)	Yes	Preferred	3,500,000	$350,000	No			-	No			-
34	Millpond Village (Phase I) (1)	No			-	No			-	Yes	24,638	500,000	50,000
35	Millpond Village Retail (1)	Yes	McDonald's/Boston	2,500,000	250,000	Yes	1st Pharma/Walgreens	3,025,000	302,500	Yes	4,950	405,000	40,000
36	Park Place	Yes	Texaco	512,266	51,227	Yes	Wendy's	567,151	56,715	Yes	106,965	1,994,174	199,417
37	Park Place (2)	Yes	Advance Auto	691,884	69,188	Yes	Waffle House	171,151	17,115	Yes	28,548	164,993	16,500
38	[illegible] Plaza (2)	Yes	Trade Oil/Waffle House	215,010	21,501	No			-	Yes	56,192	289,963	28,996
	Total				$490,203				$296,330				$302,913
	Grand Total				$653,807				$296,330				$815,460

NO.	EXPANSION	TENANT	SF	RENT PER SF	ADD'L RENT	NEW TENANT	TENANT	SF	RENT PER SF	ADD'L RENT	NEW TEN. REPLACING TEN @ Risk	TENANT	TOTAL RENT	RENT @ RISK REPLACED	ADD'L RENT	TOT. ADD'L RENT
33	No				-	No				-	No		-	-	-	78,448
34	No				-	No				-	No		-	-	-	70,000
35	No				-	No				-	No		-	-	-	592,500
36	No				-	No				-	No		-	-	-	307,359
37	No				-	No				-	No		-	-	-	140,699
38	No				-	No				-	No		-	-	-	49,297
Total																$1,178,302
Grand Total					$81,252					$121,754			$1,371,882	$1,188,430	$183,483	$1,999,104

1 Falls Pointe and Millpond Village will not be fully stabilized until 2002. Projected Net Operating Income will be $1.5 and $1.2 million, respectively.
2 The Company expects to own by June 2002.
3 KPT has received interest from Home Depot, Target, Books A Million, Kohl's, Fresh Market regarding Bi-Lo space. KPT expects to achieve rent per sf of $9.00-$7.00.
4 CSFB assumes [illegible] will [illegible] same rent expense as Morgan Stewart Art Gallery.
5 Carolina Bank & Trust has expressed an interest to vacate the center. KPT has had preliminary discussions with McDonald's regarding their interest in occupying an outparcel at the center.
6 KPT recently acquired a leasehold interest in nearly 8.0 acres of land adjacent to the center for $900K.
7 KPT has received interest from First Citizens, Walgreens and Quality Oil.

CREDIT SUISSE FIRST BOSTON

COMMUNITY CENTER PORTFOLIO

RENT AT RISK

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
1	[illegible] Festival	No			Yes	Kroger '06	474,[illegible]	Academy Sports	Yes	Carmike Cinemas	-	Yes	Wal-Mart '06	509,023	Phar-Mor '02	503,962					$1,347,270	$1,243,309	503,962
2	Crossroads at [illegible]	No			No				No			No									-	-	-
3	[illegible] Plaza	Yes	Hall Furniture Co. '05	81,248	No				Yes	Knock on Wood	98,202	No			Peachtree Gym '05	18,450					197,900	81,248	116,712
4	[illegible] Festival	No			No				No			No			Eckerd '06	132,440					132,440	132,440	-
5	Lake Point Center	No			No				No			Yes	Winn-Dixie '02 (8)	21,766	Ross Country	245,000	[illegible] '02 (9)	38,176	Shop Tenants (10)	188,892	488,792	245,000	243,792
6	Lake Washington Crossing	No			Yes	Walgreens '27	161,742	Bell's Outlet	Yes	Jabberwocky	33,179	No									176,920	161,742	13,179
7	Oakland Park Festival Center	No			Yes	Eckerd '06	111,198	Dollar General	No			No									111,198	111,198	-
8	Square One Center	No			No				No			No									-	-	-
9	[illegible] Festival Center	Yes	A&P '04	509,675	No				Yes	Ingles Markets		No									509,675	509,675	-
10	[illegible] Festival Center	No			Yes	Ingles Markets '12	113,624	Cub Foods	No			No									113,624	113,624	-
11	[illegible]	No			No				No			No									-	-	-
12	Crossroads at [illegible]	No			No				No			Yes	CVS '03	37,191	Lee [illegible] '04	89,456					126,450	89,450	37,196
13	Durham Festival	No			Yes	Eckerd '06	24,042	Dollar General	No			No									24,042	24,042	-
14	Lafayette Shopping Center	No			No				No			No									-	-	-
15	[illegible] Place	Yes	Winn-Dixie '05	347,349	No				No			Yes	Great Party '06	87,910	L.W. Express '07	45,564					479,823	347,349	130,474
16	[illegible] Festival	No			No				No			No									-	-	-
17	[illegible] Square	No			No				No			No			Eckerd '06	76,755					76,755	76,755	-
18	Towne Shopping Center	No			No				Yes	Carmike Cinemas	-	No									-	-	-
19	[illegible] Place	No			No				No			No			Eckerd '03	108,912					108,912	108,912	-
20	[illegible] Village	No			No				No			No									-	-	-
21	[illegible] Park Shopping Center	No			No				No			No									-	-	-
22	Mount Pleasant Towne Center	No			No				No			Yes	Morgan Stewart '06	271,160							271,160	-	271,160
23	Palmetto Plaza	No			No				No			Yes	Bi-Lo '07	271,842							271,842	271,842	-
24	[illegible] Commons	No			No				No			Yes	Sears Appliance '04	74,405							74,405	74,405	-
25	[illegible] Shoppes	No			No				No			No									-	-	-
26	Brookwood Commons	No			No				No			No									-	-	-
27	Dalton Plaza	No			No				Yes	Quality Farm & Fleet (4)	90,998	No									90,998	-	90,998
28	Food Lion Plaza	Yes	Eckerd '05	73,889	No				No			No									73,889	73,889	-
29	[illegible] Square	No			No				No			No									-	-	-
30	Market Square	No			No				No			No									-	-	-
31	Towne Square	No			No				Yes	Phar-Mor	513,916	No			Office Max '02 (7)	17,280					569,196	-	569,196
32	University Mall	No			No				No			No									-	-	-
	Total			$1,016,381			$1,204,892				$719,804			$1,338,287		$1,250,842		$31,136		$188,892	$6,606,792	$3,672,129	$1,937,663

JOINT VENTURES & DEVELOPMENTS

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
33	Lake Pointe (1)	No			No				No			No									-	-	-
34	Millpond Village Office (1)	No			No				No			No			Office Space	1,404,997					1,404,997	-	1,404,997
35	Millpond Village Retail (1)	No			No				No			No									-	-	-
36	Park Place	No			No				No			No			Carmike Cinemas '08	415,000					415,000	-	415,000
37	Peak Plaza (2)	No			No				Yes	[illegible] '04	24,271	No									24,271	24,271	-
38	University Place (2)	No			No				No			No									-	-	-
	Total			$0			$0				$24,271			$0		1,820,997		$0		$0	$1,844,270	24,271	$1,820,997
	Grand Total			$1,016,381			$1,204,892				$743,075			$1,338,287		$3,071,839		$31,136		$188,892	$7,471,062	$3,696,400	$3,777,660

1 Lake Pointe and Millpond Village will not be fully stabilized until 2002. Projected Net Operating Income will be $1.5 and $1.2 million, respectively.
2 The Company expects [illegible] June 2001.
3 Represents actual rent from economic occupancy, sublease, recent departures, pending departures and other risks.
4 Represents NOI with a moderate risk of loss. Moderate risk is defined as creditworthy tenant who has either a long term lease and has "gone dark", has subleased its space or has notified KPT of its pending departure from the center (ie. Wal-Mart '06).
5 Represents NOI with a greater risk of loss. High risk is defined as a low credit tenant with short term lease remaining or who recently "went dark" (ie. Phar-Mor '02).
6 Represents amount included in adjusted 2001 budget.
7 Represents reduction in rent of $1.50 psf per lease renewal.
8 Represents reduction in rent of $1.25 psf.
9 Tenant recently filed for bankruptcy protection.
10 Reduction of small shop tenant space to $14 psf.
Note: Bold TypeFace represents high credit risk tenant and/or short term lease.

NO.	NAME	LOCATION CITY	LOCATION STATE	GLA	2001 P NOI	2001B (1) NOI	$.20 CAP. EX. RES.	ADJ. CASH FLOW	RENT UPSIDE @ 50%	ADJ. FOR RENT @ RISK HR 75% MR 30%	ADJ. FOR RENT @ RISK HR 50% MR 15%	ADJ. FOR RENT @ RISK HR 25% MR 0%	EST. NET CASH FLOW HR 75% MR 30%	EST. NET CASH FLOW HR 50% MR 15%	EST. NET CASH FLOW HR 25% MR 0%	CAP. RATE	EST. VALUE	CAP. EX	DEFERRED MAINT.
1	Mobile Festival	Mobile	AL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2	Crossroads at Mandarin	Jacksonville	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
3	Eastgate Plaza	Pensacola	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
4	Hollywood Festival	Hollywood	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
5	Lake Point Center	West Palm Beach	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
6	Lake Washington Crossing	Melbourne	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
7	Oakland Park Festival Center	Oakland Park	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
8	[illegible]	[illegible]	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
9	Merchants Festival Centre	Marietta	GA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
10	South Cobb Festival Center	Smyrna	GA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
11	Bolling Creek	Roanoke Rapids	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
12	Celebration at Six Forks	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
13	Durham Festival	Durham	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
14	Eastgate Shopping Center	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
15	Gateway Plaza	Wilson	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
16	Lenoir Festival	Lenoir	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
17	Stratton Square	Greenville	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
18	Tower Shopping Center	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
19	Woodly Plaza	Cary	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
20	Barron Village	Myrtle Beach	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
21	Green Park Shopping Center	Orangeburg	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
22	Mount Pleasant Towne Center	Mount Pleasant	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
23	Pierson Plaza	Mount Pleasant	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
24	Robertson Corners	Walterboro	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25	University Shoppes	Conway	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
26	Brookneal Commons	Brookneal	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
27	Dalton Plaza	Harrisonburg	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
28	Fred Lane Plaza	Petersburg	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
29	Keysville Square	Keysville	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	Market Square	Danville	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
31	Towne Square	Roanoke	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
32	University Mall	Blacksburg	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	TOTAL:			4,430,147	$30,582,044	$30,123,952	($886,029)	$29,237,923	$326,871	($2,554,886)	($1,519,651)	($484,416)	$27,009,907	$28,045,142	$29,080,378	10.5%	$267,302,831	($3,689,834)	($3,493,220)

JOINT VENTURES AND DEVELOPMENTS

NO.	NAME	LOCATION CITY	LOCATION STATE	GLA	2001 P NOI	2001B (1) NOI	$.20 CAP. EX. RES.	ADJ. CASH FLOW	RENT UPSIDE @ 50%	ADJ. FOR RENT @ RISK HR 75% MR 30%	ADJ. FOR RENT @ RISK HR 50% MR 15%	ADJ. FOR RENT @ RISK HR 25% MR 0%	EST. NET CASH FLOW HR 75% MR 30%	EST. NET CASH FLOW HR 50% MR 15%	EST. NET CASH FLOW HR 25% MR 0%	CAP. RATE	EST. VALUE	CAP. EX	DEFERRED MAINT.
33	Falls Pointe (2)	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
34	Mellywood Village Office (2)	Cary	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	Mellywood Village Retail (2)	Cary	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
36	Park Place	Morrisville	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
37	Peak Plaza	Apex	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
38	University Plaza	Pembroke	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	TOTAL:			551,117	$6,678,605	$6,497,342	($110,223)	$6,387,419	$589,182	($1,387,280)	($923,639)	($459,999)	$5,589,320	$6,052,961	$6,516,601	10.3%	$58,759,847	-	($590,000)
	GRAND TOTAL:			4,981,264	$37,270,649	$36,621,394	($996,253)	$35,625,341	$916,053	($3,942,166)	($2,443,290)	($944,415)	$32,599,228	$34,098,103	$35,596,979	10.5%	$326,062,679	($3,689,834)	($4,083,220)

1 Represents adjusted budget for 2001

2 Falls Pointe and Mellywood Village are not expected to be fully stabilized until 2002.

APPENDIX C: M&A MODEL

Kenya Merger with Congo

(Data in thousands, except per share data)

SUMMARY FINANCIAL INFORMATION

	Acquiror Kenya	Target Congo	Pro Forma(1) Kenya	Pro Forma(2) Kenya
Trading Information				
Share Price as of 11/07/01	$12.95	$1.58	$12.95	$12.95
2002E FFO per Share (3)	$1.59	$0.37	$1.95	$1.69
Share Price/2002E FFO	8.14x	4.29x	6.64x	7.68x
Annual Dividend	$1.30	$0.00	$1.30	$1.30
Dividend Yield	10.0%	0.0%	10.0%	10.0%
Shares/Units for diluted FFO	20.122	35.313	22.860	29.392
Capitalization				
Total Shares/Units for Cap.	20.122	35.313	22.860	29.392
Equity Capitalization	$260.574	$55.795	$296.034	$380.622
Liquidation Value of Preferred	82.067	0	82.067	82.067
Total Debt	493.619	250.943	762.957	682.598
Total Capitalization	$836.260	$306.738	$1,141.058	$1,145.287
Debt/Total Capitalization	59.0%	81.8%	66.9%	59.6%
(Debt+Preferred)/Total Cap.	68.8%	81.8%	74.1%	66.8%

Purchase Price Calculation

Tender Price	$1.67
Tender Premium / (Discount)	5.92%
Target Shares	35,313.265
Equity Purchase Price	**$59,100**
% Cash Tender	40.0%
% Stock Offering	60.0%

Additional Assumptions

Transaction Costs - % of Price	2.3%
Transaction Costs - $	$7.193
Transaction Costs - Assum/Prepay	$1.462
Transaction Costs - Severence	$2.500
Target Leverage Ratio	59.6%
Gross Spread on Debt Issuance	1.0%
Gross Spread on Equity Issuance	5.0%
10-Year Treasury	4.17%
Spread over Treasury	2.00%
Post Merger Working Capital	12.387
Congo Annualized G&A	$3.500
% Synergies	20.0%
G&A Synergies	$700

SOURCES AND USES

Sources

Congo Cash	$21.400
Kenya Cash	7.387
Assumed Debt	250.943
New Kenya Debt	18.395
New Equity	35.460
Total Sources	$333.585

Uses

Total Transaction Costs (Acquiror & Target) & Prepay	11.155
Prepay Debt	0
Assumed Debt	250.943
Pay off Preferred Equity	0
Cash to Buy 40.0% of Congo	23.640
Equity to Buy 60.0% of Congo	35.460
Initial Equity Offering	0.0
Working Capital Cash	12.387
Total Uses	$333.585

New Kenya Debt Issued for Merger

Cash Used to buy Congo	23.640
plus: Transaction Costs	11.155
plus: Prepay Debt	0
plus: Pay-off Preferred Equity	0
plus: Working Capital Assumption	12.387
less: Congo Cash	(21.400)
less: Kenya Cash	(7.387)
New Debt	**$18,395**
Interest Expense @ Treasury + 2.00%	**$1,135**

New Kenya Shares Issued for Merger

New Equity Required	$35.460
Equity Issued to Target	$35.460
Offering to Public	$0
Gross Spread @ 5.0%	0
Gross Proceeds Required	35.460.0
Current Kenya Share Price	$12.95
New Shares Issued	**2.738**
Current ENGINE Share	20.122
Pro Forma Kenya Shares Outstanding - FD	**22,860**

LEVERAGE NEUTRAL ANALYSIS

Post Merger Debt Offering - Not Necessary

Target Leverage Ratio	59.6%
Required Debt Proceeds	$0
Gross Spread @ 1.0%	0
Net Proceeds	**$0**
Current Kenya Share Price	$12.95
Number of Shares to Repurchase	**0**
Prior Pro Forma Shares Outstanding	22.860
New Pro Forma Shares Outstanding-FD	**22,860**

Additional Post Merger Equity Offering

Target Leverage Ratio	59.6%
Required Debt Paydown	$80.359
Gross Spread @ 5.0%	4.229
Gross Proceeds Required	**$84,588**
Current Kenya Share Price	$12.95
New Shares Issued	**6,532**
Prior Pro Forma Shares Outstanding	22.860
New Pro Forma Shares Outstanding-FD	**29,392**

ACCRETION / DILUTION

Pro Forma FFO - 66.9% Leverage

	2002E
Kenya FFO per share	$1.59
Fully Diluted Shares Outstanding	20.122
Kenya FFO Contribution	**$32,011**
Congo FFO per share	$0.37
Fully Diluted Shares Outstanding	35.313
Congo FFO Contribution	**$12,995**
New Kenya Interest Expense	($1.135)
Savings from Paying Congo Debt	0
Savings from Paying Congo Prfd.	0
G&A Synergies	700
Pro Forma Kenya FFO	**$44,571**
Pro Forma Shares Outstanding	22.860
Pro Forma FFO per share	**$1.95**
Accretion / (Dilution) $	**$0.36**
Accretion / (Dilution) %	**22.6%**

Pro Forma FFO - Post Equity Offering - Leverage Neutral

	2002E
Previous Pro Forma FFO	$44.571
New Int. Savings/(Exp.) @ 6.17%	4.958
New Pro Forma FFO	**$49,529**
New Pro Forma Shares	29.392
New Pro Forma FFO per share	**$1.69**
Accretion / (Dilution) $	**$0.09**
Accretion / (Dilution) %	**5.9%**

(1) 60% Stock Transaction

(2) Pro forma for post merger equity offering at Kenya's current share price to make transaction leverage neutral

(3) Based on CSFB [illegible] NOI. Assumes conversion of preferred

Kenya Merger with Congo

(Units in thousands, except per share data)

			Transaction Adjusted			Leverage Neutral Adjusted		
Kenya Capitilization Table	Balance 1/1/2002	% of Cap.	Adjustments	Balance 1/1/02 PF	% of Cap.	Adjustments	Balance Post Merger Equity Offering	% of Cap.
Cash	$7,387		$5,000	$12,387			$12,387	
Kenya Debt	$493,619		18,395	512,014		(80,359)	431,655	
Congo Debt			250,943	250,943		0	250,943	
Total Debt	$493,619	59.0%	$269,338	$762,957	66.9%	($80,359)	$682,598	59.6%
Preferred Equity	82,067	9.8%	0	82,067	7.2%	0	82,067	7.2%
Common Equity	260,574	31.2%	35,460	296,034	25.9%	84,588	380,622	33.2%
Total Capitalization	**$836,260**	**100.0%**	**$304,798**	**$1,141,058**	**100.0%**	**$4,229**	**$1,145,287**	**100.0%**

Congo PF Interest Expense	Maturity	Rate	Balance 1/1/2002	Adustments	Balance 1/1/02 PF	PF Interest Savings
Cash			21,400	($21,400)	0	
Fixed		8.03%	144,166	0	144,166	0
Floating		6.28%	85,170	0	85,170	0
JV		4.24%	21,607	0	21,607	0
				0	0	0
				0	0	0
				0	0	0
Total Debt			**$250,943**	**$0**	**$250,943**	**$0**
Preferred Equity				0	0	0
Total Preferred			**$0**	**$0**	**$0**	**$0**

Congo FFO Derivation		Kenya FFO Derivation	
2001 Adjusted NOI	34,098	2001 Q1-Q3 FFO	22,865
Interest Expense	17,603	2001 Annualized FFO	30,487
G&A	3,500	FFO Growth of 5.0%	1,524
2002 FFO	12,995	2002 FFO	32,011

SENSITIVITY ANALYSIS - PRO FORMA FFC

2002 Accretion/ (Dilution) - %

		$1.22	$1.37	$1.52	$1.67	$1.82	$1.97	$2.12
	49.6%	(5.4%)	(6.2%)	(7.0%)	(7.8%)	(8.6%)	(9.3%)	(10.1%)
Pro Forma	54.6%	0.9%	(0.1%)	(1.0%)	(1.8%)	(2.7%)	(3.6%)	(4.4%)
Leverage	59.6%	9.1%	8.0%	7.0%	5.9%	4.9%	3.9%	2.9%
	64.6%	20.2%	18.9%	17.7%	16.5%	15.2%	14.0%	12.8%
	69.6%	35.7%	34.1%	32.5%	31.0%	29.5%	28.0%	26.5%
	74.6%	59.1%	57.0%	55.0%	53.0%	51.0%	49.0%	47.1%

2002 Accretion/ (Dilution) - $

		$1.22	$1.37	$1.52	$1.67	$1.82	$1.97	$2.12
	49.6%	($0.09)	($0.10)	($0.11)	($0.12)	($0.14)	($0.15)	($0.16)
Pro Forma	54.6%	$0.01	($0.00)	($0.02)	($0.03)	($0.04)	($0.06)	($0.07)
Leverage	59.6%	$0.14	$0.13	$0.11	**$0.09**	$0.08	$0.06	$0.05
	64.6%	$0.32	$0.30	$0.28	$0.26	$0.24	$0.22	$0.20
	69.6%	$0.57	$0.54	$0.52	$0.49	$0.47	$0.44	$0.42
	74.6%	$0.94	$0.91	$0.87	$0.84	$0.81	$0.78	$0.75